EXHIBIT 4.5

                          REGISTRATION RIGHTS AGREEMENT


         This Agreement is made as of December 31, 1996, by and among Nexar Technologies, Inc., a Delaware corporation ("NEXAR"), and GFL Advantage Fund Limited, a British Virgin Islands corporation (the "Stockholder").

         WHEREAS, the Stockholder is purchasing 200,000 shares (the "Shares") of NEXAR common stock, $0.01 par value per share ("Common Stock"), from NEXAR's principal stockholder, Palomar Electronics Corporation ("PEC"), pursuant to a Securities Purchase Agreement of even date herewith between the Stockholder and PEC (the "Purchase Agreement") and PEC and the Stockholder have requested that NEXAR, as an accommodation to PEC and the Stockholder, provide the Stockholder with certain registration rights in connection therewith;

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

 1.      Certain Definitions.

         As used in this Agreement, the following terms shall have the following respective meanings:

         (a) "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         (c)      "Holder" shall mean any holder of Restricted Securities.

         (d) The terms "register," "registered" and "registration" all refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act ("registration statement"), and the declaration or ordering of the effectiveness of such registration statement.

         (e) "Restricted Securities" shall mean the Shares sold to the Stockholder pursuant to the Purchase Agreement and any other NEXAR shares of Common Stock issued in respect of the Shares upon subdivisions, combinations, stock dividends, reclassifications, recapitalizations or similar events, or any other shares of capital stock issued in exchange for or in replacement of the Shares in a merger or otherwise.

         (f) "Registrable Securities" shall have the meaning set forth in the preface of Section 3 below.








         (g) "Registration Expenses" shall mean all expenses incurred by NEXAR in complying with its obligations under Sections 3 and 4 of this Agreement, including, without limitation, all federal and state registration, qualification and filing fees, printing expenses, fees and disbursements of counsel for NEXAR, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration.

         (g) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         (h) "Selling Expenses" shall mean all selling commissions and fees and disbursements of counsel for the Holders applicable to the sale of Restricted Securities pursuant to this Agreement.

 2.      Restrictions on Transferability; Representations and Warranties, etc.

         2.1 Restrictions. The Restricted Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this
Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder will cause any proposed purchaser, assignee, transferee, or pledgee of the Restricted Securities held by the Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

         2.2 Restrictive Legend. The Stockholder understands and acknowledges that the Restricted Securities have not been registered under the Securities Act, or under any applicable blue sky or state securities law, on the grounds that the sale of the Restricted Securities to the Stockholder pursuant to the Purchase Agreement are exempt from registration pursuant to Section 4(1) of the Securities Act and are exempt from qualification pursuant to exemptions available under state securities laws. The Stockholder acknowledges and understands that the Restricted Securities acquired by the Stockholder must be held indefinitely unless such Restricted Securities are subsequently registered under the Securities Act and applicable blue sky and state securities laws or unless an exemption from such registration is available. Each certificate representing the Restricted Securities (unless otherwise permitted by the provisions of Section 2.3 below) shall be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

                  "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state. These securities have been acquired for investment and not with a view toward distribution or resale. Such securities may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such securities under the Act an any applicable state securities laws, unless the holder shall have obtained an opinion of counsel satisfactory to the corporation that such registration is not required."

NEXAR shall be entitled to make a notation on its records and give instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer established in this Section 2.

         2.3 Notice of Proposed Transfers. Unless the Stockholder exercises in full its option pursuant to the Option Agreement between it and Palomar Medical Technologies, Inc. of even date herewith, prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the Holder thereof shall give written notice to NEXAR of such Holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and, if requested by NEXAR, shall be accompanied, at such Holder's expense, by either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to NEXAR, addressed to NEXAR, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities shall transfer such Restricted Securities in accordance with the notice delivered by the Holder to NEXAR. NEXAR will not require an opinion of counsel for transactions made in reliance on Rule 144 under the Securities Act except in unusual circumstances, the existence of which shall be determined in good faith by the Board of Directors of NEXAR. Each certificate evidencing the Restricted Securities transferred as provided above shall bear, except if such transfer is made pursuant to an effective registration statement under the Securities Act or Rule 144, the appropriate restrictive legend set forth in Section 2.2 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such Holder and NEXAR such legend is not required in order to establish compliance with any provision of the Securities Act.

         2.4 Investment Representations. The Stockholder represents and warrants to NEXAR that it is or will be acquiring the Restricted Securities for its own account for investment purposes only and not with a view to distribution. The Stockholder also respectively represents and warrants that it (a) has such knowledge and experience in financial and business matters, either alone or with advisors, that such stockholder is capable of evaluating the merits and risks of acquiring the Restricted Securities; and (b) has the ability to bear the economic risks of ownership of the Restricted Securities.

         2.5      Representation of NEXAR.

                  (a) This Agreement has been duly and validly authorized, executed and delivered on behalf of NEXAR and is a valid and binding agreement of NEXAR enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

                  (b) The Registration Statement when it becomes effective and the forms of final prospectus included therein (and any amendment or supplement thereto) when filed with the Commission pursuant to Rule 424(b) will comply as to form with the Securities Act and the regulations thereunder and will in all material respects conform to the requirements of the Securities Act and the regulations, and neither the Registration Statement nor such prospectuses, nor any amendment or supplement thereto, on such dates, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with the information furnished in writing to NEXAR by or on behalf of the Holder in connection with the Registration Statement or any prospectus included therein or any amendment or supplement thereto by the Holder expressly for use therein.

 3. Registration and Sale. Not later than 45 days following the date hereof, NEXAR shall prepare and file with the Commission an amendment to its Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 20, 1996 (File No. 333-18489) (as amended from time to time, the "Registration Statement") covering the sale under Rule 415 promulgated under the Securities Act and pursuant to the Selling Security Holders' Prospectus (as defined in the Registration Statement), by the Holders of the Restricted Securities sold to the Holders (the "Registrable Securities"); provided, however that if NEXAR shall furnish to the Holders a certificate signed by the President of NEXAR stating that in the good faith judgment of the Board of Directors of NEXAR it would be seriously detrimental to NEXAR or its stockholders for such an amendment to the Registration Statement to be filed in the near future, then NEXAR's obligation to file such amendment shall be deferred for a period not to exceed 90 days from the date such certificate is furnished to the Holders.

         (a)  Obligations  of  NEXAR.   In  connection  with  the   Registration
Statement, NEXAR will:

                     (i) use its best efforts to cause such registration statement to become effective as soon as is practicable and to remain effective until all Registrable Securities have been sold, but in no event shall NEXAR be obligated to use its best efforts to cause such registration statement to remain effective as to any Registrable Securities beyond the second anniversary (or the first anniversary if Rule 144 is amended to permit sales of restricted stock thereunder after one year) of the date of the issuance thereof and the Company represents and warrants that the Registration Statement when declared effective shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

                    (ii) furnish to the Holders such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as they may reasonably request in order to facilitate the public offering of such securities;

                   (iii) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities;

                    (iv) use its best efforts to register and qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof with respect to the disposition of all Registrable Securities, provided that NEXAR shall not be required in connection therewith or as a condition thereto to file a general consent to service of process in any such states or jurisdictions;

                     (v) promptly notify each Holder of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Holder as such Holder may reasonably request, provided that the Company shall have the right to delay the filing of any such amendment or supplement for a period not to exceed 120 days if in the good faith judgment of the Board of Directors of the Company, such delay is in the best interest of the Company and its stockholders and a certificate to such effect is delivered to each Holder;

                    (vi) permit a single firm of counsel designated as selling stockholders' counsel by the Holders who hold a majority in interest of the Registrable Securities being sold to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC with a reasonable opportunity to comment thereon;

                   (vii) comply with the provisions of Rule 416(b) under the Securities Act requiring the amendment of the registration statement to reflect any stock split, stock dividend or similar transaction affecting the Common Stock and occurring after the date hereof;

                  (viii) promptly notify each Holder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement; and

                    (ix) use its best efforts to cause all the Registrable Securities covered by the Registration Statement to be listed on the Nasdaq SmallCap or National Market;

                     (x) cooperate with the Holders who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts as the case may be, as the managing underwriter or underwriters, if any, or the Holders may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Holders may request; and, within three business days after a Registration Statement which includes Registrable Securities is ordered effective by the SEC, NEXAR shall deliver to the transfer agent for the Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) an instruction that permits sales of securities in a timely fashion that complies with then mandated securities settlement procedures for regular way market transactions and delivery of unlegended securities in settlement of such sales; provided, however, that in the case of a sale by the Holders of the Registrable Securities in connection with NEXAR's initial public offering, NEXAR shall have timely complied with its obligations under this Section 3(a)(x) if it shall have so complied in time to permit delivery of the Registrable Securities by the Holder at the same time as the closing of NEXAR's initial public offering; and

                    (xi) take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of the Registrable Securities pursuant to the Registration Statement.

Notwithstanding anything to the contrary contained in this Agreement, the sole remedy of the Stockholder for the failure of NEXAR to cause the Registration Statement to become effective despite the exercise of its best efforts to do so, shall be to avail itself of the incidental ("piggyback") registration rights set forth in Section 4 below.

         (b) Obligations of the Holders. In connection with the Registration Statement or any registration statement described in Section 4 below which includes Registrable Shares hereunder, each Holder will:

                     (i) furnish to NEXAR such information regarding such Holder, the Registrable Securities and any other NEXAR shares of Common Stock beneficially held by him or her, and the distribution proposed by such Holder as NEXAR may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement; and

                    (ii) if, after a registration statement becomes effective, NEXAR advises the holders of Registrable Securities that NEXAR considers it appropriate for the registration statement to be amended, the Holders of such shares shall suspend any further sales of their Registrable Securities until NEXAR advises them that the registration statement has been amended.

         (c) Expenses. All Registration Expenses incurred in connection with any registration pursuant to this Agreement shall be borne by NEXAR. All Selling Expenses shall be borne by the respective Holder selling Registrable Securities.

 4. Incidental Registration Rights. If NEXAR is unable to cause the Registration Statement described in Section 3 to become effective, at any time NEXAR shall otherwise determine to register under the Securities Act, any of its securities, except shares to be issued solely in connection with any acquisition of any entity or business, shares issuable solely upon the exercise of stock options, or shares issuable solely pursuant to employee benefit plans, NEXAR shall use its best efforts to include in such registration statement all of the Registrable Shares, except that if, in connection with any offering involving an underwriting of capital stock to be issued by NEXAR, the managing underwriter shall impose a limitation on the number of shares of such capital stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, and such limitation is imposed pro rata with respect to all securities whose holders have a contractual, right to include such securities in the registration statement and as to which inclusion has been requested pursuant to such right, then NEXAR shall only be obligated to include such portion, if any, of the Registrable Shares as shall be permitted by such managing underwriter.

 5.      Reports Under Exchange Act.

         With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell Restricted Securities to the public without registration NEXAR agrees that after the consummation of an initial public offering of its Common Stock, so long as any Restricted Securities shall be held by any Holders, NEXAR shall use its best efforts to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144;

         (b) file with the Commission in a timely manner all reports and other documents required of NEXAR under the Securities Act and the Exchange Act;

         (c) list all Restricted Securities on such securities exchanges as the Common Stock of NEXAR is listed; and

         (d) furnish to any Holder, so long as such Holder owns any Restricted Securities, forthwith upon written request (i) a written statement by NEXAR that it has complied with the reporting requirements set forth in subparagraph (c)(1) of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of NEXAR and such other reports and documents filed by NEXAR with the Commission, and (iii) such other information (but not any opinion of counsel) as may be reasonably requested by any Holder seeking to avail himself or herself of any rule or regulation of the Commission which permits the selling of any Restricted Securities without registration.

 6.      Indemnification.

         6.1 NEXAR Indemnification of Holders. NEXAR will indemnify and hold harmless each Holder, each of such Holder's officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary prospectus, offering circular, any blue sky application, or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by NEXAR of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to NEXAR in connection with any such registration, qualification or compliance, and NEXAR will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that NEXAR will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to NEXAR by an instrument duly executed by such Holder, controlling person or underwriter, as the case may be, and stated to be specifically for use therein.

         6.2 Holders' Indemnification of NEXAR. Each Holder, severally, but not jointly, will indemnify and hold harmless NEXAR, each of its directors and officers, each underwriter, if any, of NEXAR's securities covered by such a registration statement, each person who controls NEXAR or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, from and against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, any blue sky application, preliminary prospectus, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse NEXAR, such Holders, such directors, officers, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, any blue sky application, preliminary prospectus, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to NEXAR by an instrument duly executed by such Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited in an amount equal to the public offering price of the shares sold by such Holder, provided, however, subject to such limitation on the amount of money damages, the provisions of this sentence shall not limit or restrict any other right or action of NEXAR against the Holders arising out of any such untrue statement or omission contained in any registration statement, prospectus, offering circular or other documents in reliance upon and in conformity with written information furnished to NEXAR by such Holder in the manner described hereinabove.

         6.3  Procedures.  Each party  entitled  to  indemnification  under this
Section 6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) after notice from the Indemnifying Party of its election to assume the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses in connection with the defense thereof other than reasonable investigation costs, and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 6 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnifying Party shall be liable for indemnification hereunder with respect to any settlement or consent to judgment, in connection with any claim or litigation to which these indemnification provisions apply, that has been entered into without the prior consent of the Indemnifying Party (which consent will not be unreasonably withheld).

         6.4 Legal Expenses. In the event of any indemnification hereunder, the Indemnifying Party shall pay the reasonable fees and expenses of counsel for the Indemnified Party or Parties in connection with the claim or litigation to which such indemnification applies.

         6.5 Contribution. To the extent any indemnification by an Indemnifying Party is prohibited or limited by law, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under this Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the make would not have been liable for indemnification under the fault standards set forth in this Section 6, (b) no seller of Registrable Securities guilt of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (c) contribution by an seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

 7.      Transfer of Registration Rights.

         The rights of a Holder under this Agreement may be assigned to a transferee or assignee acceptable to NEXAR, which acceptance shall not be unreasonably withheld, in connection with any transfer or assignment of Registrable Securities by a Holder provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, and (ii) such assignee or transferee acquires at least 20% of the transferring Holder's Registrable Securities, and (iii) NEXAR must be given written notice prior to the time of said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

 8.      Miscellaneous.

         8.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts applicable to contracts entered into and wholly to be performed within The Commonwealth of Massachusetts.

         8.2 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.3 Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

         8.4 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery, or three days after deposit in the United States mail, by registered or certified mail (or by airmail, if notice shall be sent outside the United States), postage prepaid, addressed (a) if to NEXAR, at its principal executive office, attention: President, and (b) if to a Holder at such address as shall be the address of record of the Holder on the registry of NEXAR, or at such other address as any Holder may designate in accordance with the terms hereof.

         8.5 Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Stockholders who hold a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 8.5 shall be binding upon each Holder and the Company.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.


                                          NEXAR TECHNOLOGIES, INC.



                                          By:Albert J. Agbay
                                             ----------------------------------
                                          Title:Chairman,Chief Executive Officer

                                                     GFL ADVANTAGE FUND LIMITED



                                                     By: A.P. de Groot
                                                        ------------------------
                                                     Title: President